UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd.
Durham, North Carolina		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 22, 2016, Quintiles Transnational Holdings Inc. (“Quintiles”) held a special meeting of shareholders (the “Meeting”) to (i) approve the merger agreement between Quintiles and IMS Health Holdings, Inc. (“IMS Health”) dated May 3, 2016 (the “Merger Agreement”); (ii) approve the issuance of shares of Quintiles (the “Surviving Corporation” in the Merger) common stock to IMS Health stockholders; (iii) to reincorporate Quintiles in Delaware immediately prior to completion of the merger; (iv) approve the number of authorized shares of common stock of Quintiles contained in the Delaware certificate of incorporation; (v) approve the elimination of supermajority voting to amend certain provisions of the Quintiles Delaware certificate of incorporation; (vi) approve, on an advisory (non-binding) basis, specific compensatory arrangements between Quintiles and its named executive officers relating to the merger; and (vii) approve the proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies for any proposal if there are not sufficient votes to approve proposals (i)—(v). For more information about the foregoing matters, see the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by each of Quintiles and IMS Health on August 16, 2016.

As of August 12, 2016, the record date for the Meeting, there were 119,041,639 shares of Quintiles common stock outstanding and entitled to vote on all matters. At the Meeting, 107,822,896 shares of Quintiles common stock eligible to vote were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Meeting are set forth below.

Proposal No. 1 – Approval of the Merger Agreement between Quintiles and IMS Health.

Votes For	Votes Against	Abstentions	Broker Non-Votes

105,949,175	67,242	1,806,479	N/A

This proposal was approved.

Proposal No. 2 – Approval of the issuance of shares of Quintiles to IMS Health stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes

105,934,090	67,795	1,821,011	N/A

This proposal was approved.

Proposal No. 3 – Approval of the reincorporation of Quintiles in Delaware.

Votes For	Votes Against	Abstentions	Broker Non-Votes

106,478,543	41,371	1,302,982	N/A

This proposal was approved.

Proposal No. 4 – Approval of the number of authorized shares of common stock of Quintiles contained in the Delaware certificate of incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

106,328,795	194,495	1,299,606	N/A

This proposal was approved.

Proposal No. 5 – Approval of the elimination of supermajority voting provisions in the Quintiles Delaware certificate of incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

106,484,337	48,214	1,290,345	N/A

This proposal was approved.

Proposal No. 6 – Approval, on an advisory (non-binding) basis, of the specific compensatory arrangements between Quintiles and its named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

59,923,696	46,436,605	1,462,595	N/A

This proposal was approved on an advisory (non-binding) basis.

Proposal No. 7 – The proposal to adjourn the Meeting was not necessary or appropriate as there were sufficient votes at the time of the meeting to approve Proposals 1 through 5, above.

Item 8.01 Other Events.

Mandatory Pre-Closing Merger Reviews by Regulators Completed

As described in the definitive joint proxy statement/prospectus filed with the SEC by each of Quintiles and IMS Health on August 16, 2016, Quintiles and IMS Health were required to file notifications to various competition authorities prior to completing the merger. At this time, in response to those filings, all mandatory pre-merger waiting periods have expired and all mandatory pre-merger clearances have been received. As the shareholders of each company approved the proposals necessary to complete the merger of equals transaction, both IMS Health and Quintiles now expect to close the merger on or about October 3, 2016, subject to customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2016	QUINTILES TRANSNATIONAL HOLDINGS INC.

	By:	/s/ James H. Erlinger III
James H. Erlinger III Executive Vice President, General Counsel and Secretary